UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 12, 2007

Western Goldfields Inc.
(Exact Name of Registrant as Specified in Its Charter)

Ontario
(State or Other Jurisdiction of Incorporation)

000-52757	98-0544546
(Commission File Number)	(IRS Employer Identification No.)

2 Bloor Street West, Suite 2102 , P.O. Box 110 Toronto, Ontario, Canada	M4W 3E2
(Address of Principal Executive Offices)	(Zip Code)

(416) 324 6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On October 12, 2007, Western Goldfields Inc. (the “Company”) completed an unregistered offering of 11,316,000 shares of the Company’s common stock, no par value, at Cnd$3.05 per share. The gross proceeds received from this offering were Cnd$34,513,800. In connection with this offering, the Company paid a commission of Cnd$0.1525 per share.

The offering was made to non-U.S. persons, as defined in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”) and to qualified institutional buyers, as defined in Rule 144A (“Rule 144A”) under the Securities Act. The Company received representations from the underwriters that all sales were made in compliance with the requirements of Regulation S or Rule 144A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2007	COMPANY NAME CORPORATION

	By:	/s/ Graham Desson
Name: Graham Desson
Title: Controller